Exhibit 21


               SUBSIDIARIES OF INTERNATIONAL MULTIFOODS CORPORATION


     The following is a list of the Company's subsidiaries as of March 1, 1996, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                               Jurisdiction
                                                                    of
Name of Subsidiary                                             Incorporation
- ------------------                                             --------------

Damca International Corporation                                 Delaware
     Inversiones MONACA, C.A.                                   Venezuela
          Molinos Nacionales, C.A. (MONACA)                     Venezuela
     Robin Hood Multifoods Inc.                                 Ontario
          Multifoods Inc.                                       Ontario
          Gourmet Baker Inc.                                    Ontario
          980964 Ontario Limited                                Ontario
Fantasia Confections, Inc.                                      California
MINETCO - Minnesota International Export Trading Company, Inc.  Minnesota
Multifoods Bakery Distributors, Inc.                            Delaware
Multifoods Bakery International, Inc.                           Delaware
Multifoods Specialty Distribution, Inc.                         Delaware
VSA, Inc.                                                       Colorado
     Vendors Supply of America Corporation                      Delaware